THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                       KRONOS ADVANCED TECHNOLOGIES, INC.

                       Secured Convertible Promissory Note
                                due June 19, 2010

June 19, 2007                                                    $10,820,000.00
Belmont, Massachusetts

         For value received, Kronos Advanced Technologies, Inc., a Nevada corporation whose principal office is located at 464 Common Street, Box 301, Belmont, Massachusetts 02478 (the "Maker"), hereby promises to pay to the order of AirWorks Funding LLLP, a Georgia limited liability limited partnership, whose principal office is located at 655 Madison Avenue, 23rd Floor, New York, New York 10021 (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of Ten Million Eight Hundred Twenty Thousand Dollars ($10,820,000.00) or so much thereof as may be advanced by the Holder to Maker in accordance with the provisions of the Funding Agreement, together with interest thereon. This Secured Convertible Promissory Note (this "Note") is one of the duly authorized Notes of Maker issued in connection with that Funding Agreement of even date herewith by and among the Maker and the Lenders (the "Funding Agreement").

         All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit
A. The outstanding principal balance of this Note and all accrued interest hereon shall be due and payable on June 19, 2010 (the "Maturity Date") or at such earlier time as provided herein.

ARTICLE I

                                     GENERAL

Section 1.1 Definitions. Capitalized terms used but not otherwise defined shall have the meanings ascribed to terms in the Funding Agreement.

Section 1.2 Interest. Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to twelve percent (12%), payable in cash commencing on January 1, 2008 and on the first business day of each following calendar quarter. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section
2.1 hereof), then to the extent permitted by law, the Maker will pay interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) per annum and the maximum applicable legal rate per annum.

Section 1.3 Security. This Note and the amounts due hereunder are secured by the Collateral, as defined in that Security Agreement dated of even date herewith among the Maker and the Lenders.

Section 1.4 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.5 Transfer. Subject to the provisions of Section 4.8 of this Note, this Note may be transferred or sold or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.6 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.7 Record Keeping. The Holder shall maintain a record of all advances made to Maker under this Note, and such record shall be conclusive evidence of the amounts disbursed to Maker under this Note.

ARTICLE II

                           EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Maker shall fail to make any principal or interest payments on the date such payments are due and such default is not fully cured within seven (7) business days after the occurrence thereof; or

(b) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock of the Maker (the "Common Stock") to be listed or quoted on at least one of the NASD Over-The-Counter Bulletin Board (the "OTC Bulletin Board"), the American Stock Exchange, the NASDAQ National Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc.; or

(c) the Maker's notice to the Holder, including by way of public announcement, at any time, of Maker's inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(d) the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note, (ii) file a registration statement in accordance with the terms of the Registration Rights Agreement or (iii) make the payment of any fees and/or liquidated damages under this Note, the Funding Agreement, the Registration Rights Agreement or other Transaction Documents, which failure in the case of items (i) and (iii) of this Section 2.1(d) is not remedied within ten (10) business days after the incurrence thereof and, solely with respect to item (iii) above, after the Holder delivers written notice to the Maker of the occurrence thereof; or

(e) while a registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days; or

(f) default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in this Note (other than as set forth in clause
(f) of this Section 2.1) and such default is not fully cured within twenty (20) business days after the Holder delivers written notice to the Maker of the occurrence thereof or (ii) any covenant, condition or agreement contained in the Funding Agreement, the Registration Rights Agreement or any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within twenty (20) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(g) any material representation or warranty made by the Maker herein or in the Funding Agreement, the Registration Rights Agreement, or any other Transaction Document shall prove to have been false or incorrect or breached by Maker and the Holder delivers written notice to the Maker of the occurrence thereof; or

(h) the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $50,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(i) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic),
(vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(j) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it for all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty
(30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days; or

(k) the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to the Holder within five
(5) business days of the Holder's request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144; or

(l) the Maker ceases to operate its business as a going concern; or

(m) the Security Agreement, or any other security agreement, pledge agreement, collateral assignment, mortgage, control agreement or other grants or transfers for security executed and delivered by Maker or any other obligor creating (or purporting to create) a Lien in favor of the Holder (collectively, the "Security Documents"), at any time for any reason cease to be in full force and effect, or shall cease to grant to the Holder the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens other than Permitted Liens; or

(n) the Maker or any other obligor, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of the Security Agreement or any of the other Security Documents.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so be due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker, (b) demand that the principal amount of this Note then outstanding shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.1 hereof), or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Funding Agreement, the Security Agreement, the Registration Rights Agreement, the Security Documents, any other Transaction Document or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE III

                      CONVERSION; ANTIDILUTION; PREPAYMENT

Section 3.1 Conversion Option. At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holder faxes a notice of conversion in the form attached hereto (the "Conversion Notice"), duly executed, to the Maker (facsimile number
(617) 364-5085, Attn.: Chief Executive Officer) (the "Conversion Date"), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.4 of this Note. The Holder shall deliver this Note to the Maker at the address designated in the Funding Agreement at such time that this
Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

Section 3.2       Conversion Price.

(a) The term "Conversion Price" shall mean $0.0028, subject to adjustment under Section 3.4 hereof.

(b) Notwithstanding the foregoing, it is the intent of the Maker and the Holder that the Conversion Price equal an amount that results in the shares of Common Stock issuable to Lender upon conversion of this Note (i) in full will represent, on an as-converted, fully-diluted basis (taking into account, without limitation, all potentially dilutive securities which are outstanding, authorized by the Maker, or otherwise required to be issued, as of the First Closing Date, and assuming that all outstanding options, warrants and other rights for the purchase of capital stock of the Maker shall have been exercised, and all outstanding shares of all series of the Maker's preferred stock, if any, have been converted into Common Stock), no less than 58.35% of the outstanding capital stock of the Maker and (ii) in part will represent, on an as-converted, fully-diluted basis (taking into account, without limitation, all potentially dilutive securities which are outstanding, authorized by the Maker, or otherwise required to be issued, as of the First Closing Date, and assuming that all outstanding options, warrants and other rights for the purchase of capital stock of the Maker shall have been exercised, and all outstanding shares of all series of the Maker's preferred stock, if any, have been converted into Common Stock), no less than the product of (A) 58.35% of the outstanding capital stock of the Maker and (B) a fraction, the numerator of which is equal to the amount of this Note that is converted and the denominator of which is equal to $10,820,000.

Section 3.3       Mechanics of Conversion.

(a) Not later than three (3) Trading Days after any Conversion Date (the "Delivery Date"), the Maker shall deliver to the Holder by (i) express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of all or part of this Note, or (ii) provided that Maker's designated transfer agent participates in the DTC Fast Automated Securities Transfer Program, at all times after the Holder has notified the Maker that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System. If in the case of any Conversion Notice such certificate, certificates or shares are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) shall be payable through the date notice of rescission is given to the Maker. The Maker shall upon request of the Holder, use its best efforts to deliver Conversion Shares hereunder electronically through the Depository Trust Company.

(b) The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder a certificate or certificates pursuant to this Section by the Delivery Date, the Maker shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) the sum of
(i) 1% of the aggregate principal amount of this Note requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of this Note requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Maker's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

Section 3.4       Adjustment of Conversion Price.

(a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Additional Issuances of Common Stock. In the event that the Maker at any time after the First Closing Date issues additional shares of Common Stock (including additional shares of Common Stock deemed to be issued) without consideration or for a consideration per share less than the Conversion Price then in effect, then the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest hundredth of one cent) equal to the consideration per share received by the Maker upon such issuance of additional shares of Common Stock. For purposes of this Section 3.4, shares of Common Stock shall be deemed to be issued if the Maker or any of its subsidiaries issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents"). For purposes of this
Section 3.4, in connection with any issuance or deemed issuance of any Common Stock, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") the shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the consideration deemed to have been received by the Maker applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Maker to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii) Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Common Stock, the Conversion Price then in effect shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(iii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Common Stock issuable upon conversion of this Note shall be convertible into, in lieu of the number of shares of Common Stock which the Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holder upon conversion of this Note immediately before that change.

(iv) Adjustments for Merger, Sale, Lease or Conveyance. In the event of any consolidation with or merger of the Maker with or into another entity, or in case of any sale, lease or conveyance to another person or entity of the assets of the Maker as an entirety or substantially as an entirety, the Common Stock issuable upon conversion of this Note shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of this Note would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of this Note.

(v) Other Provisions Applicable to Adjustment Under this Section. The following provisions will be applicable to the adjustments in Conversion Price as provided in this Section 3.4:

(1) The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Maker.

(2) In case the Maker shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections above, inclusive, which would have an inequitable effect on the Holder, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Maker on the advice of the Maker's independent public accountants may in good faith determine to be equitable in the circumstances.

(3) No adjustment of the Conversion Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Conversion Price then in effect, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

(4) The Conversion Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(b) Record Date. In the event that the Maker shall propose at any time:

(i) to declare any dividend or distribution (other than by purchase of Common Stock of employees, officers and directors pursuant to the termination of such persons or pursuant to the Maker's exercise of rights of first refusal with respect to Common Stock held by such persons) upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock shares outstanding involving a change in the Common Stock; or

(iii) to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Maker shall send to the Holder:

(1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

(2) in the case of the matters referred to in (ii) and (iii) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address first set forth above. Any such action shall at all times be subject to the voting rights and other rights, preferences and privileges of the Holder set forth herein.

(c) No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker but will at all times in good faith assist in carrying out all the provisions of this
Section 3.4 and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

(d) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this section, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment in accordance with the terms hereof and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

(e) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(f) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Price of the Common Stock into which this Note is convertible for the five (5) consecutive Trading Days immediately preceding the Conversion Date. The term "Closing Bid Price" shall mean, on any particular date (i) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last trading price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.

(g) Reservation of Common Stock.

(i) In the event that at anytime when this Note shall be outstanding, the Maker shall not have sufficient authorized but unissued Common Stock for the purpose of effecting the conversion of all amounts outstanding under this Note at such time (without regard to any limitations on conversion) (an "Authorized Share Failure"), it shall immediately reserve and keep available such number of its duly authorized shares of Common Stock as is in fact available as of that date and shall immediately take all action necessary to increase the number of its authorized shares of Common Stock until such time as the Maker's Certificate of Incorporation shall have been amended to increase the number of authorized shares of Common Stock to such number as would, at a minimum, permit the reservation by the Maker of sufficient shares to allow conversion of all amounts outstanding under this Note as provided herein. Without limiting the generality of the foregoing sentence, as soon as practicable after the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Maker shall (A) hold a meeting of its stockholders or (B) obtain a majority written consent of its stockholders, for the authorization of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Maker shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. The inability of the Maker to reserve the required number of shares of Common Stock required by this Section 3.4(g) shall have no impact on the rank, rights, preferences and privileges of this Note, which shall be interpreted and applied as if the Maker had sufficient shares of Common Stock authorized but unissued to effect any conversion. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of this Note or which would cause the effective purchase price for the Common Stock to be less than the par value of the shares of Common Stock, the Maker shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Maker may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price or effective purchase price, as the case may be.

(h) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

Section 3.5       Preemptive Rights.

(a) Except as set forth in Section 3.5(c), the Maker shall not issue or sell any shares of Common Stock or other securities, or any rights or options to purchase Common Stock or other securities, or any debt or shares convertible into or exchangeable for Common Stock or other securities, whether now or hereafter authorized and whether unissued or in the treasury (collectively, "Preemptive Shares"), unless the Holder shall first have been given the right to acquire, at a price no less favorable than that at which such Preemptive Shares are to be offered to others, a portion of the Preemptive Shares, as provided in Section 3.5(b).

(b) The Maker shall give the Holder prior written notice of any proposed issuance or sale described in Section 3.5(a), including the price at which such securities are to be offered and the time period for the offering, and the Holder shall have thirty (30) days from the giving of such notice within which to elect to acquire that number of the Preemptive Shares equal to the product of the total number of Preemptive Shares being offered and a fraction, determined as of the time immediately prior to the issuance of the Preemptive Shares, the numerator of which is equal to the sum of (i) the number of shares of Common Stock then outstanding as a result of the conversion of this Note, and (ii) the number of shares of Common Stock into which this Note could be converted, and the denominator of which is equal to the sum of (x) the number of shares of Common Stock then outstanding, (y) the number of shares of Common Stock into which this Note could be converted, and (z) the number of shares of Common Stock issuable upon conversion or exercise of all outstanding options, warrants and other rights for the purchase of capital stock of the Company, and all outstanding shares of all series of preferred stock (such number of Preemptive Shares being referred to herein as the "Common Stock Preemptive Shares"). The Holder may acquire that portion of the Common Stock Preemptive Shares being offered equal to its percentage ownership of the outstanding Common Stock immediately preceding the issuance of the Preemptive Shares. If any transaction specified by the Maker in any such notice shall not be consummated within one hundred twenty (120) days from the date of such notice, the Corporation shall again comply with the provisions of this Section 3.5 with respect to such transaction, and the Holder shall again have preemptive rights hereunder with respect to the transaction, regardless of whether any such stockholder had previously exercised or failed to exercise such rights. Any purchase of securities pursuant to the exercise of preemptive rights shall be consummated simultaneously with, and shall be conditioned upon, consummation of the transaction proposed by the Maker.

(c) The restrictions contained in, and preemptive rights granted under, this Section 3.5 shall not apply to:

(i) shares of Common Stock issued upon conversion of this Note;

(ii) shares of capital stock of the Maker issued in a public offering occurring after the date hereof that results in aggregate gross proceeds to the Maker of at least Fifty Million Dollars ($50,000,000); or

(iii) shares of Common Stock issued upon the exercise or conversion of outstanding options, warrants or other Common Stock equivalents in existence on the Issuance Date.

The rights granted to the Holder under this Section 3.5 may be waived with respect to any Preemptive Shares by a written waiver executed by the Holder.

Section 3.6 Prepayment. The Maker shall not be permitted to prepay some or all of the principal and accrued interest outstanding under this Note at any time prior to the date that is six (6) months after the First Closing Date but shall be permitted to prepay some or all of the principal and accrued interest outstanding under this Note at any time after such date; provided, however, that
(i) in advance of any such prepayment, the Maker shall deliver to the Holder a written notice (the "Prepayment Notice") setting forth the Maker's intention to make such prepayment and the amount thereof, and (ii) the Holder shall have the right to convert some or all of the amount proposed to be prepaid into such number of shares of Common Stock as is determined by dividing the amount to be converted by the Conversion Price then in effect. The Holder shall exercise the conversion right set forth in this Section 3.6 by notifying the Maker in writing within sixty (60) Trading Days of the Holder's receipt of Prepayment Notice. In the event that the Maker prepays some, but not all, of the principal and accrued interest outstanding under this Note, such prepaid amount shall be applied first to the amount owing on the date on which the Maker's final payment is due hereunder and then to amounts owing on any preceding dates on which the Maker is required to make payments hereunder.

Section 3.7 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number first set forth above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

Section 4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and permitted assigns of each such party.

Section 4.7 Amendments. This Note may not be modified or amended in any manner except in a writing executed by the Maker and the Holder.

Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

           THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

Section 4.9 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Funding Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section
4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13 Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "business day" means any day other than a Saturday, Sunday or other day on which banks in New York City, New York are authorized or required by law to close.

                  "Indebtedness" of any Person means without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above. For purposes of the definition of Indebtedness, "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

IN WITNESS WHEREOF, this Note is executed and delivered by a duly authorized and empowered officer of the Maker as of the date first written above.

                            KRONOS ADVANCED TECHNOLOGIES, INC.


                            By: /s/ Richard F. Tusing
                                    ------------------------
                            Name:   Richard F. Tusing
                            Title:  Chief Operating Officer

                                    EXHIBIT A

                                WIRE INSTRUCTIONS



Payee:   _______________________________________________________

Bank:    _______________________________________________________

Address: _______________________________________________________

         _______________________________________________________

Bank No.:     _______________________________________________________

Account No.:  _______________________________________________________

Account Name: _______________________________________________________

                                     FORM OF

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of Kronos Advanced Technologies, Inc. (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion _______________________________________________________

Applicable Conversion Price ___________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: ______

Signature _______________________________________________________
                 [Name]

Address:  _______________________________________________________

          _______________________________________________________